Exhibit 10.3

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 16th day of January, 2020, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and ITERUM THERAPEUTICS INTERNATIONAL LIMITED, a company incorporated under the laws of Ireland, with company number 564304 and having its registered office at Block 2, Floor 3, Harcourt Centre, Harcourt Street, Dublin 2 (“Iterum International”), ITERUM THERAPEUTICS US HOLDING LIMITED, a Delaware corporation (“US Holding Limited”), ITERUM THERAPEUTICS US LIMITED, a Delaware corporation (“US Limited”), and ITERUM THERAPEUTICS BERMUDA LIMITED, a company formed under the laws of Bermuda (“Iterum Bermuda”; together with US Limited, Iterum International and US Holding Limited, individually and collectively, jointly and severally, “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of April 27, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower and Guarantor are entering into an Indenture (the “Notes Indenture”), dated not more than five (5) Business Days following the date hereof, with U.S. Bank National Association, as trustee, in connection with Iterum Bermuda’s issuance of its 6.500% Exchangeable Senior Subordinated Notes due 2025 (the “Notes”) and an Indenture (together with the Notes Indenture, the “Indentures”), dated not more than five (5) Business Days following the date hereof, with Computershare Trust Company, N.A., as trustee, in connection with Iterum Bermuda’s issuance of its Limited Recourse Royalty-Linked Subordinated Notes (the “RLNs”).

D. Borrower has requested that Bank amend certain provisions of the Loan Agreement to modify the definition of Subordinated Debt to include the Notes and the RLNs.

E. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 7.9 (Subordinated Debt). Section 7.9 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement (including the subordination terms of any indenture) to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to the Lenders; provided, that, notwithstanding the foregoing, in no event shall the Borrower be permitted to exercise its optional redemption rights under the Indentures without the prior written consent of Bank.

2.1 Section 8 (Events of Default). Section 8.3 of the Loan Agreement is hereby amended by amending and restating it in its entirety as follows:

8.3 Investor Abandonment; Material Adverse Change. (a) Prior to June 30, 2020, Bank determines in its reasonable discretion that there is a lack of Investor Support and notifies Borrower of the same, or Investor Support ceases to be provided to Borrower for any reason; provided that no Event of Default shall occur under this clause (a) of this Section 8.3 if all Obligations are satisfied in full within one (1) Business Day following Bank’s notice to Borrower or such cessation of Investor Support; or (b) on or after June 30, 2020, a Material Adverse Change occurs.

2.2 Section 8 (Events of Default). Section 8 of the Loan Agreement is hereby amended by inserting the following Section 8.14 immediately following Section 8.13 therein:

8.14 Indenture. There is a default or an event of default under the Indentures, or any subordination provisions under the Indentures shall for any reason be revoked, invalidated, otherwise deemed not to be effective or in full force and effect with respect to the Obligations, any Person shall be in breach of the subordination provisions of the Indentures or contest in any manner the validity or enforceability thereof or deny that the Obligations constitute “Senior Debt” thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority as “Senior Debt” under the Indentures.

2.3 Section 12 (General Provisions). Section 12 of the Loan Agreement is hereby amended by inserting the following Section 12.18 immediately following Section 12.17 therein:

12.18 Senior Debt. All Obligations now or hereafter under this Agreement and the Loan Documents constitute Senior Debt for purposes of the Indentures.

2.4 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are amended in their entirety and replaced with the following:

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i) for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Funding Date of such Term Loan, four percent (4.00%) of the principal amount of such Term Loan prepaid;

(ii) for a prepayment made after the date which is after the first anniversary of the Funding Date of such Term Loan through and including the second anniversary of the Funding Date of such Term Loan, three percent (3.00%) of the principal amount of the Term Loans prepaid; and

(iii) for a prepayment made after the date which is after the second anniversary of the Funding Date of such Term Loan and prior to the Maturity Date, two percent (2.00%) of the principal amount of the Term Loans prepaid.

Notwithstanding the foregoing, the Prepayment Fee shall be waived by Bank in the event Borrower refinances any Term Loan with Bank and each participant of such Term Loan.

“Subordinated Debt” means (i) the Indebtedness pursuant to the Indentures, including any Indebtedness resulting from Additional Issuances, as such indebtedness may be amended pursuant to Section 7.9 of this Agreement, including any refinancing or replacement of such Indebtedness, provided that, as a result of any such refinancing or replacement, the principal amount of such Indebtedness is not increased in excess of the principal amount of such Indebtedness as in existence on the Indenture Closing Date plus any principal resulting from Additional Issuances, and further provided that the subordination terms thereof are no less favorable to the Bank than those applicable to such Subordinated Debt in existence on the Indenture Closing Date, and (ii) other indebtedness incurred by Loan Parties or any of their Subsidiaries subordinated to all of their now or hereafter indebtedness to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, the applicable Loan Parties, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Lenders.

2.5 Section 13 (Definitions). Section 13.1 of the Loan Agreement is hereby amended by inserting the following terms and their definition in alphabetical order therein:

“Additional Issuances” means any issuances of notes pursuant to the Indentures after the Indenture Closing Date with aggregate gross proceeds of up to $10 million.

“Indenture Closing Date” means a date not more than five (5) Business Days following January 16, 2020.

“Indentures” means (a) that certain Indenture dated as of the Indenture Closing Date by and among Borrower, Guarantor and U.S. Bank National Association, as trustee, in connection with Iterum Bermuda’s 6.500% Exchangeable Senior Subordinated Notes due 2025, and (b) that certain Indenture dated as of the Indenture Closing Date by and among Borrower, Guarantor, Iterum Holders’ Representative LLC, as holders’ representative, and Computershare Trust Company, N.A., as trustee, in connection with Iterum Bermuda’s Limited Recourse Royalty-Linked Subordinated Notes.

“Investor Support” means it is the clear intention of Borrower’s investors to continue to fund Borrower in the amounts and timeframe necessary to enable Borrower to satisfy the Obligations as they become due and payable.

2.6 Exhibit C (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit A attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of that certain Additional Borrower Joinder Supplement by each party hereto, (c) the due execution and delivery to Bank of the Pledge Amendment by Pledgor, (d) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty

substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor, (e) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Pledge substantially in the form attached hereto as Schedule 2, duly executed and delivered by each Pledgor, and (f) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER
SILICON VALLEY BANK		ITERUM THERAPEUTICS INTERNATIONAL LIMITED

By:	/s/ Paul D’Agrosa	By:	/s/ Louise Barrett
Name:	Paul D’Agrosa	Name:	Louise Barrett
Title:	Vice President	Title:	Director

ITERUM THERAPEUTICS US HOLDING LIMITED

		By:	/s/ Judith M. Matthews
		Name:	Judith M. Matthews
		Title:	Director

ITERUM THERAPEUTICS US LIMITED

		By:	/s/ Judith M. Matthews
		Name:	Judith M. Matthews
		Title:	Director

ITERUM THERAPEUTICS BERMUDA LIMITED

		By:	/s/ Louise Barrett
		Name:	Louise Barrett
		Title:	Director

Exhibit A

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	ITERUM THERAPEUTICS INTERNATIONAL LIMITED, ITERUM THERAPEUTICS US HOLDING LIMITED, ITERUM THERAPEUTICS US LIMITED, and ITERUM THERAPEUTICS BERMUDA LIMITED

The undersigned authorized officer (“Officer”) of Iterum Therapeutics International Limited, Iterum Therapeutics US Holding Limited, Iterum Therapeutics US Limited, and Iterum Therapeutics Bermuda Limited (individually and collectively, jointly and severally, “Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;

(b) There are no Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Monthly within 30 days		Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 120 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 60 days after FYE), and when revised		Yes	No	N/A

4)	A/R & A/P agings	If applicable		Yes	No	N/A

5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A

6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A

7)	IP Report	When required		Yes	No	N/A

8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No

2)			Yes	No	Yes	No

3)			Yes	No	Yes	No

4)			Yes	No	Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00)?	Yes	No

4)	Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

ITERUM THERAPEUTICS INTERNATIONAL LIMITED

ITERUM THERAPEUTICS US HOLDING LIMITED

ITERUM THERAPEUTICS US LIMITED

ITERUM THERAPEUTICS BERMUDA LIMITED

By
Name:
Title:

Date:

BANK USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes No

Exhibit B

SCHEDULE OF EXCEPTIONS

4.3. The Constitution of each of Iterum International and Iterum Therapeutics Public Limited Company have been updated since the Effective Date. In connection with this Amendment, Borrower is delivering a Secretary’s Certificate that contains the latest organizational documents of Borrower.

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY

Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the First Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2. Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of ____________________

GUARANTOR	ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY

By:
Name:
Title:

Schedule 2

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF PLEDGE

Section 1. Pledgor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the First Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2. Pledgor hereby consents to the Amendment and agrees that the Pledge Agreement securing the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3. Pledgor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Pledge Agreement are true, accurate and complete as if made the date hereof.

Dated as of ____________________

PLEDGOR	ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY

By:
Name:
Title:

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:

LOAN OFFICER:

DATE:

	Loan Fee	$

Documentation Fee

	TOTAL FEES DUE	$

{    }    A check for the total amount is attached.

{    }    Debit DDA # __________________ for the total amount.

BORROWER:
Authorized Signer	(Date)

SILICON VALLEY BANK
Loan Officer Signature	(Date)